Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 12, 2005, in the Amendment No. 3 to the Registration Statement (Form S-3 No. 333-134299) and related Prospectus of Dollar Financial Corp. for the registration of 5,750,000 shares of its common stock.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
June 14, 2006